UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 2, 2023

Nuveen Churchill Direct Lending Corp.
(Exact name of registrant as specified in its charter)

Maryland	000-56133	84-3613224
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

375 Park Avenue, 9th Floor, New York, NY	10152
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 478-9200

430 Park Avenue, 14th Floor, New York, NY 10022
(Registrant's former address)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☑
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02	Results of Operation and Financial Condition

On November 7, 2023, Nuveen Churchill Direct Lending Corp. (the “Company”) provided an investor presentation to its shareholders summarizing certain financial and performance information for the quarter ended September 30, 2023. A copy of the investor presentation is attached hereto as Exhibit 99.1.

The information in Item 2.02 of this Current Report on Form 8-K, including Exhibit 99.1 furnished herewith, is being furnished and shall not be deemed “filed” for any purpose of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of such section. The information in this Current Report on Form 8-K shall not be deemed to be incorporated by reference into any filing under the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On November 2, 2023, the Company priced a term debt securitization (the “2023 Debt Securitization”). Term debt securitization is also known as a collateralized loan obligation and is a form of secured financing incurred by Churchill NCDLC CLO-II, LLC (the “2023 Issuer”), a direct, wholly-owned, consolidated subsidiary of the Company.

The Company expects that the 2023 Issuer will, on or around December 7, 2023, enter into an indenture, issue notes (the “2023 Notes”) pursuant to such indenture, and sell certain of the 2023 Notes to SMBC Nikko Securities America, Inc., as placement agent (in such capacity, the “Placement Agent”) pursuant to a Placement Agreement to be entered into among the Company, the Issuer, the Placement Agent and Capital One Securities, Inc., as co-placement agent. In addition, the Company expects to enter into a Class A-L-A Credit Agreement (the “Class A-L-A Credit Agreement”) with U.S. Bank Trust Company, National Association, as trustee and loan agent, and the lenders party thereto (the “Class A-L-A Lenders”), pursuant to which the Class A-L-A Lenders will agree to make loans to the Company in an aggregate amount equal to $25,000,000 (the “A-L-A Loans”) as part of the 2023 Debt Securitization. Further, the Company expects to enter into a Class A-L-B Credit Agreement (the “Class A-L-B Credit Agreement”) with U.S. Bank Trust Company, National Association, as trustee and loan agent, and the lenders party thereto (the “Class A-L-B Lenders”), pursuant to which the Class A-L-B Lenders will agree to make loans to the Company in an aggregate amount equal to $50,000,000 (the “A-L-B Loans” and, together with the 2023 Notes and the A-L-A Loans, the “2023 Debt”) as part of the 2023 Debt Securitization.

The 2023 Notes consist of $2,000,000 of AAA Class X Notes, which bear interest at the three-month Term SOFR plus 2.00%; $100,500,000 of AAA Class A-1 Notes, which bear interest at the three-month Term SOFR plus 2.35%; $37,500,000 of AA Class B Notes, which bear interest at the three-month Term SOFR plus 3.20%; and approximately $83,060,000 of Subordinated Notes, which do not bear interest. The Company will directly retain all of the Subordinated Notes. The 2023 Debt is backed by a diversified portfolio of senior secured and second lien loans. Through January 20, 2028, all principal collections received on the underlying collateral may be used by the 2023 Issuer to purchase new collateral under the direction of the Company, in its capacity as collateral manager of the 2023 Issuer and in accordance with the Company’s investment strategy, allowing the Company to maintain the initial leverage in the 2023 Debt Securitization. The Company expects that the 2023 Notes will mature on January 20, 2036.

Pursuant to the Class A-L-A Credit Agreement, the Class A-L-A Lenders will make $25,000,000 of AAA A-L-A 2023 Loans to the Company, which bear interest at the three-month Term SOFR plus 2.35% and will be fully drawn upon closing of the transactions. The Company expects that the A-L-A 2023 Loans will mature, and, unless earlier repaid, the entire unpaid principal balance thereof will be due and payable, on January 20, 2036. By written notice of 100% of the holders of the A-L-A Loans, the Class A-L-A Lenders may elect to convert all of the A-L-A Loans held by such Class A-L-A Lenders into Class A-1 Notes.

Pursuant to the Class A-L-B Credit Agreement, the Class A-L-B Lenders will make $50,000,000 of AAA A-L-B Loans to the Company, which bear interest at the three-month Term SOFR plus 2.35% and will be fully drawn upon closing of the transactions. The Company expects that the A-L-B 2023 Loans will mature, and, unless earlier repaid, the entire unpaid principal balance thereof will be due and payable, on January 20, 2036. The A-L-B Loans are not convertible into Class A-1 Notes.

The closing of the issuance of the 2023 Debt, pursuant to the Placement Agreement, the Class A-L-A Credit Agreement and the Class A-L-B Credit Agreement, as applicable, is subject to customary closing conditions, including that the closing occur on or around December 7, 2023 (the “Closing Date”) and that certain of the 2023 Debt has been assigned agreed-upon ratings by S&P Global Ratings, an S&P Global Ratings Inc. business, or any respective successor or successors thereto.

The Company will serve as collateral manager to the 2023 Issuer under a collateral management agreement and will waive any management fee due to it in consideration for providing these services.

The description of each of the Class A-L-A Credit Agreement, the Class A-L-B Credit Agreement, the indenture governing the 2023 Debt Securitization, and the collateral management agreement contained in this Current Report on Form 8-K does not purport to be complete and is qualified in its entirety by reference to the underlying agreement, each of which will be filed as an exhibit to a Current Report on Form 8-K and the Company's Annual Report on Form 10-K for the fiscal year ending December 31, 2023.

The 2023 Debt will be the secured obligations of the 2023 Issuer, and the definitive agreements governing the 2023 Debt are expected to include customary covenants and events of default. The 2023 Debt has not been, and will not be, registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities or “blue sky” laws and may not be offered or sold in the United States absent registration under the Securities Act or an applicable exemption from registration thereunder. This Current Report on Form 8-K is not a solicitation for or an offer to purchase the 2023 Debt.

Item 3.02	Unregistered Sales of Equity Securities

On November 3, 2023, pursuant to a drawdown notice dated October 20, 2023, the Company issued 5,497,609 shares of the Company’s common stock (the “Shares”), par value $0.01 per Share, for an aggregate offering price of approximately $100 million. The sale of Shares was made pursuant to subscription agreements entered into by the Company, on the one hand, and each investor in the Company, on the other hand. Under the terms of the subscription agreements, investors are required to fund drawdowns to purchase Shares up to the amount of their respective capital commitments on an as-needed basis.

The issuance and sale of Shares are exempt from the registration requirements of the Securities Act, pursuant to Section 4(a)(2) thereof and Regulation D or Regulation S thereunder, as applicable.

Item 9.01    Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
99.1	Nuveen Churchill Direct Lending Corp. Third Quarter 2023 Investor Presentation

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NUVEEN CHURCHILL DIRECT LENDING CORP.

Date: November 7, 2023	By:	/s/ Kenneth J. Kencel
Kenneth J. Kencel Chief Executive Officer and President